Exhibit 4.4

FORM OF GLOBAL NOTE

[FACE OF GLOBAL NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL THIS CERTIFICATE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE THEREOF OR BY A NOMINEE THEREOF TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR.

REGISTERED	REGISTERED
NO. [ ]	PRINCIPAL AMOUNT
CUSIP NO. 828807CE5	$[]
ISIN NO. US828807CE50

SIMON PROPERTY GROUP, L.P.

6.75% Note due 2040

Simon Property Group, L.P., a Delaware limited partnership (the “Issuer,” which term includes any successor under the Indenture (as defined below)), for value received, hereby promises to pay to Cede & Co. or its registered assigns, the principal amount of [PRINCIPAL AMOUNT IN WORDS] dollars on February 1, 2040 (the “Maturity Date”), unless earlier redeemed as described on the reverse hereof, and to pay interest on the outstanding principal amount hereof from January 25, 2010, semi-annually in arrears on February 1 and August 1 of each year (each, an “Interest Payment Date”), commencing on August 1, 2010, at the rate of 6.75% per annum, until payment of said principal amount has been made or duly provided for.

The interest so payable and punctually paid or duly provided for on any Interest Payment Date  shall be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered in the Security Register applicable to this Note at the close of business on the “Record Date” for such payment, which shall be the 15th calendar day immediately prior to such Interest Payment Date, regardless of whether such day is a Business Day (as defined below).  Any interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Holder in whose name this Note (or one or more predecessor Notes) is registered at the close of business on a subsequent record date for the payment of such defaulted interest (which shall be not be more than 15 calendar days and less than 10 calendar days prior to the date of the payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of the Notes not less than 10 calendar days preceding such subsequent record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.  Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

Interest payable on this Note on any Interest Payment Date or date of redemption shall be the amount of interest accrued from and including the immediately preceding Interest Payment Date (or from and including January 25, 2010, in the case of the initial period) to but excluding the applicable Interest Payment Date or date of redemption, as the case may be.  If any date for the payment of principal, premium, if any, interest on, or any other amount with respect to, this Note (each a “Payment Date”) falls on a day that is not a Business Day, the principal, premium, if any, or interest payable with respect to such Payment Date shall be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, and no interest shall accrue on the amount so payable for the period from and after such Payment Date to such next succeeding Business Day.  “Business Day” means any day, other than a Saturday or a Sunday on which banking institutions in The City of New York are open for business.

The principal of this Note payable on the Maturity Date or earlier date of redemption shall be paid against presentation and surrender of this Note at the office or agency of the Issuer maintained for that purpose in The Borough of Manhattan, The City of New York or The City of Chicago.  The Issuer hereby initially designates the Corporate Trust Office of the Trustee in The City of New York  as the office to be maintained by it where Notes may be presented for payment, registration of transfer or exchange, and where notices to or demands upon the Issuer in respect of the Notes or the Indenture referred to on the reverse hereof may be served.

Payments of principal, premium, if any, and interest in respect of this Note shall be made by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

Reference is made to the further provisions of this Note set forth on the reverse hereof after the Trustee’s Certificate of Authentication.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be entitled to the benefits of the Indenture or be valid or obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under such Indenture.

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed manually or by facsimile by its authorized officers.

Dated: January 25, 2010

SIMON PROPERTY GROUP, L.P.,
as Issuer

	By:	SIMON PROPERTY GROUP, INC.
its sole General Partner

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

SIMON PROPERTY GROUP, L.P.

6.75% Note due 2040

This security is one of a duly authorized issue of debt securities of the Issuer (hereinafter called the “Securities”), issued or to be issued under and pursuant to an Indenture dated as of November 26, 1996 (herein called the “Indenture”), duly executed and delivered by the Issuer to The Bank of New York Mellon Trust Company, N.A. (as successor to The Chase Manhattan Bank), as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture with respect to the series of Securities of which this Note is a part), to which Indenture and all indentures supplemental thereto relating to this Note (including, without limitation, the Twenty-Fourth Supplemental Indenture, dated as of January 25, 2010, between the Issuer and the Trustee) reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered and for the definition of capitalized terms used hereby and not otherwise defined.  The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), and may otherwise vary as provided in the Indenture or any indenture supplemental thereto.  This Security is one of a series designated as the Simon Property Group, L.P. 6.75% Notes due 2040, initially limited in aggregate principal amount to $600,000,000 (the “Notes”).

In case an Event of Default with respect to the Notes shall have occurred and be continuing, the principal amount of the Notes and the Make-Whole Amount may be declared, and in certain cases shall automatically be, accelerated and thereupon become due and payable, in the manner, with the effect, and subject to the conditions provided in the Indenture.

The Notes may be redeemed at any time at the option of the Issuer, in whole or from time to time in part, at a redemption price equal to the sum of (i) 100% of the principal amount of the Notes being redeemed plus accrued interest thereon to the Redemption Date and (ii) the Make-Whole Amount, if any, with respect to such Notes.  If the Notes are redeemed on or after November 1, 2039, the redemption price shall not include the Make-Whole Amount.  Notice of any optional redemption shall be given to Holders at their addresses, as shown in the Security Register for the Notes, not more than 60 nor less than 30 days prior to the date fixed for redemption.  The notice of redemption shall specify, among other items, the redemption price and the principal amount of the Notes to be redeemed.

The Indenture contains provisions permitting the Issuer and the Trustee, with the consent of the Holders of not less than a majority of the aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting as one class), evidenced as provided in the Indenture, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each series; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security so affected, (i) change the Stated Maturity of the principal of, or premium, (if any) or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate or amount of interest thereon or any premium payable upon the redemption or acceleration thereof, or adversely affect any right of repayment at the option of the Holder of any Security, or change any Place of Payment where, or the currency or currencies, currency unit or units or composite currency or currencies in which, the principal of any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or (ii) reduce the aforesaid percentage of Securities the Holders of which are required to consent to any such supplemental indenture, or (iii) reduce the percentage of Securities the Holders of which are required to consent to any waiver of compliance with certain provisions of the Indenture or any waiver of certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the Indenture, or (iv) effect certain other changes to the Indenture or any supplemental indenture or in the rights of Holders of the Securities.  The Indenture also permits the Holders of a majority in principal amount of the Outstanding Securities of any series (or, in the case of certain defaults or Events of Default, all series of Securities), on behalf of the Holders of all the Securities of such series (or all of the Securities, as the case may be), to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults or Events of Default under the Indenture and their consequences, prior to any declaration accelerating the maturity of such Securities, or subject to certain conditions, rescind a declaration of acceleration and its consequences with respect to such Securities.  Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note that may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

Notwithstanding any other provision of the Indenture to the contrary, no recourse shall be had, whether by levy or execution or otherwise, for the payment of any sums due under the Securities, including, without limitation, the principal of, premium, if any, or interest payable under the Securities, or for the payment or performance of any obligation under, or for any claim based on, the Indenture or otherwise in respect thereof, against any partner of the Issuer, whether limited or general, including Simon Property Group, Inc. or such partner’s assets or against any principal, shareholder, officer, director, trustee or employee of such partner.  It is expressly understood that the sole remedies under the Securities and the Indenture, or under any other document with respect to the Securities, against such parties with respect to such amounts, obligations or claims shall be against the Issuer.

This Note is issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  This Note may be exchanged for a like aggregate principal amount of Notes of other authorized denominations at the office or agency of the Issuer in The Borough of Manhattan, The City of New York or The City of Chicago, in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charge imposed in connection therewith.

Upon due presentment for registration of transfer of this Note at the office or agency of the Issuer in The Borough of Manhattan, The City of New York or The City of Chicago, one or more new Notes of authorized denominations in an equal aggregate principal amount shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge, except for any tax or other governmental charge imposed in connection therewith.

The Issuer, the Trustee and any authorized agent of the Issuer or the Trustee may deem and treat the Person in whose name this Note is registered as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon), for the purpose of receiving payment of, or on account of, the principal and any premium hereof or hereon, and subject to the provisions on the face hereof, interest hereon, and for all other purposes, and neither the

Issuer nor the Trustee nor any authorized agent of the Issuer or the Trustee shall be affected by any notice to the contrary.

This Note, including the validity hereof, and the Indenture shall be governed by and construed in accordance with the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state, except as may otherwise be required by mandatory provisions of law.

Capitalized terms used herein which are not otherwise defined shall have the respective meanings assigned to them in the Indenture and the Twenty-Fourth Supplemental Indenture referred to herein.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common

UNIF GIFT MIN ACT —             Custodian       (Cust)

(minor) under Uniform Gifts to Minors Act                                (State)

TEN ENT — as tenants by the entireties

JT TEN — as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please print or typewrite name and address, including postal zip code of assignee.)

this Note and all rights thereunder and does hereby irrevocably constitute and appoint                                                  Attorney to transfer this Note on the books of the Trustee, with full power of substitution in the premises.

Dated:

Notice: The signature(s) on this Assignment must correspond with the name(s) as written upon the face of this Note in every particular, without alteration or enlargement or any change whatsoever